Exhibit 10.5

Execution Version

SDCL EDGE ACQUISITION CORPORATION

1120 Avenue of the Americas, 4th Floor

New York, NY 10036

October 28, 2021

SDCL EDGE Sponsor LLC

1120 Avenue of the Americas, 4th Floor

New York, NY 10036

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of SDCL EDGE Acquisition Corporation (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination and (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), SDCL EDGE Sponsor LLC (the “Sponsor”) shall take steps directly or indirectly to make available to the Company certain office space, secretarial and administrative services as may be required by the Company from time to time, situated at 1120 Avenue of the Americas, 4th Floor, New York, NY 10036 (or any successor location). In exchange therefore, the Company shall pay SDCL EDGE Sponsor LLC a sum of $20,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date; provided, that in connection with the consummation of an initial business combination, the Company shall pay the Sponsor an amount equal to $20,000 multiplied by the number of whole months remaining between the date of the consummation of the initial business combination and October 28, 2023. SDCL EDGE Sponsor LLC hereby agrees that it does not have any right, title, interest or claim of any kind (a “Claim”) in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

The parties may not assign this letter agreement and any of their rights, interests, or obligations hereunder without the consent of the other party.

This letter agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles that will apply the laws of another jurisdiction.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this letter agreement.

[Signature Page Follows]

Very truly yours,

SDCL EDGE ACQUISITION CORPORATION

By:	/s/ Ned Davis
Name:	Ned Davis
Title:	Chief Financial Officer

[Signature Page to Administrative Services Agreement]

AGREED TO AND ACCEPTED BY:

SDCL EDGE SPONSOR LLC

By:	/s/ Benoit Sansoucy
Name:	Benoit Sansoucy
Title:	Manager

[Signature Page to Administrative Services Agreement]